Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated August 22, 2019 with respect to the consolidated financial statements and internal control over financial reporting of Telenav, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2019, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

San Francisco, California

August 22, 2019